Exhibit 10.33

ENGLISH TRANSLATION - EXECUTED DOCUMENT IS IN SPANISH

FOURTH AMENDMENT TO FACTORING AGREEMENT WITH RECOURSE AND DELEGATED COLLECTION ENTERED INTO BY AND AMONG BANCO NACIONAL DE MÉXICO, S.A., MEMBER OF GRUPO FINANCIERO BANAMEX, AS “BANK LENDER,” REPRESENTED BY MESSRS. ALFONSO GARCÍA GARCÍA AND CLAUDIA MUÑOZ AGUIRRE, HEREINAFTER REFERRED TO AS “BANAMEX,” PARTY OF THE FIRST PART; PARRAS CONE DE MEXICO, S.A. DE C.V., HEREINAFTER THE "BORROWER," PARTY OF THE SECOND PART; PARRAS CONE DE MÉXICO, S.A. DE C.V., AS “GUARANTOR OF THE DEBTOR’S OBLIGATIONS," PARTY OF THE THIRD PART; BURLINGTON MORELOS, S.A. DE C.V., MANUFACTURAS PARRAS CONE, S.A. DE C.V., BURLINGTON YECAPIXTLA, S.A. DE C.V., SERVICIOS BURLMEX, S.A. DE C.V., CONE DENIM YECAPIXTLA, S.A. DE C.V., AND CASIMIRES BURLMEX, S.A. DE C.V., HEREINAFTER, JOINTLY OR SEPARATELY, THE “GUARANTOR,” PARTY OF THE FOURTH PART; AND MESSRS. JUAN ELADIO BAÑUELOS HERNÁNDEZ AND JOSÉ MANUEL GONZÁLEZ LAGUNAS, HEREINAFTER THE "AGENT AND DEPOSITARY,” PARTY OF THE FIFTH PART, IN ACCORDANCE WITH THE FOLLOWING RECITALS AND CLAUSES:

R E C I T A L S

THE PARTIES STATE THAT:

ONE. On March 23, 2011, BANCO NACIONAL DE MÉXICO, S.A., member of Grupo Financiero Banamex, hereinafter referred to as the “Bank Lender,” and PARRAS CONE DE MÉXICO, S.A. DE C.V., hereinafter referred to as the “Borrower,” entered into a Factoring Agreement with Recourse and Delegated Collection (hereinafter, the “Original Agreement”), with the appearance of BURLINGTON MORELOS, S.A. DE C.V.; MANUFACTURAS PARRAS CONE, S.A. DE C.V.; BURLINGTON YECAPIXTLA, S.A. DE C.V.; SERVICIOS BURLMEX, S.A. DE C.V.; CONE DENIM YECAPIXTLA, S.A. DE C.V.; and CASIMIRES BURLMEX, S.A. DE C.V., as “Guarantor,” and Messrs. JUAN ELADIO BAÑUELOS HERNÁNDEZ and JOSÉ MANUEL GONZÁLEZ LAGUNAS, on their own behalf and as “Agent and Depositary.” Pursuant to such agreement, the Borrower was able to discount diverse Accounts Receivable, which together had a net value of no greater than USD$14,750,000.00 (Fourteen million seven hundred fifty thousand dollars 00/100, legal tender of the United States of America).

TWO. On September 30, 2011, the First Amendment was executed to increase the Net Amount of the diverse Accounts Receivable, which together could be discounted so that such Net Value would be no greater than USD$20,000,000.00 (Twenty million dollars 00/100, legal tender of the United States of America), which was agreed upon in Clause 2 of the Original Agreement, titled “Line of Credit” (Apertura de la Línea), entered into by BANCO NACIONAL DE MÉXICO, S.A., member of Grupo Financiero Banamex, referred to as the “Bank Lender,” and PARRAS CONE DE MÉXICO, S.A. DE C.V., referred to as the “Borrower,” with the appearance of BURLINGTON MORELOS, S.A. DE C.V.; MANUFACTURAS PARRAS CONE, S.A. DE C.V.; BURLINGTON YECAPIXTLA, S.A. DE C.V.; SERVICIOS BURLMEX, S.A. DE C.V.; CONE DENIM YECAPIXTLA, S.A. DE C.V.; and CASIMIRES BURLMEX, S.A. DE C.V., as “Guarantor,” and Messrs. JUAN ELADIO BAÑUELOS HERNÁNDEZ and JOSÉ MANUEL GONZÁLEZ LAGUNAS, on their own behalf and as “Agent and Depositary.”

THREE. On March 2, 2012, the Second Amendment was executed to extend the drawdown period indicated in Clause 3, titled “Drawdown” (Disposición de la Línea), and the "Term" (Plazo de Vigencia) in Clause 4 of the Original Agreement, entered into by BANCO NACIONAL DE MÉXICO, S.A., member of Grupo Financiero Banamex, referred to as the “Bank Lender,” and PARRAS CONE DE MÉXICO, S.A. DE C.V., referred to as the “Borrower,” with the appearance of BURLINGTON MORELOS, S.A. DE C.V.; MANUFACTURAS PARRAS CONE, S.A. DE C.V.; BURLINGTON YECAPIXTLA, S.A. DE C.V.; SERVICIOS BURLMEX, S.A. DE C.V.; CONE DENIM YECAPIXTLA, S.A. DE C.V.; and CASIMIRES BURLMEX, S.A. DE C.V., as “Guarantor,” and Messrs. JUAN ELADIO BAÑUELOS HERNÁNDEZ and JOSÉ MANUEL GONZÁLEZ LAGUNAS, on their own behalf and as “Agent and Depositary.”

FOUR. On March 4, 2013, the Third Amendment was executed to extend the drawdown period indicated in Clause 3, titled “Drawdown” (Disposición de la Línea), and the "Term" (Plazo de Vigencia) in Clause 4 of the Original Agreement as well as to add an special Obligation in Clause 16 titled Special Obligations, entered into by BANCO NACIONAL DE MÉXICO, S.A., member of Grupo Financiero Banamex, referred to as the “Banamex,” and PARRAS CONE DE MÉXICO, S.A. DE C.V., referred to as the “Borrower,” with the appearance of BURLINGTON MORELOS, S.A. DE C.V.; MANUFACTURAS PARRAS CONE, S.A. DE C.V.; BURLINGTON YECAPIXTLA, S.A. DE C.V.; SERVICIOS BURLMEX, S.A. DE C.V.; CONE DENIM YECAPIXTLA, S.A. DE C.V.; and CASIMIRES BURLMEX, S.A. DE C.V., as “Guarantor,” and Messrs. JUAN ELADIO BAÑUELOS HERNÁNDEZ and JOSÉ MANUEL GONZÁLEZ LAGUNAS, on their own behalf and as “Agent and Depositary.”

FIVE. The parties state that they agree, as it is in their interest, to execute a fourth amendment to the Original Agreement indicated in Background I of this instrument, exclusively with regard to:

A).- Decrease the amount agreed upon in Clause 2 of the Original Agreement, titled “Line of Credit” (Apertura de la Línea),

B).- Extend the drawdown date for the line agreed upon in Clause 3 of the Original Agreement, which is titled LINE DRAWDOWN, from the Original Agreement and,

C).- Extend the Term of the Agreement established in Clause 4 of the Original Agreement, which is titled TERM, from the Original Agreement.

Pursuant to the foregoing, the parties grant the following:

CLAUSES

ONE. BANK LENDER, BORROWER, GUARANTOR, AGENT, and DEPOSITARY agree to amend the Original Agreement indicated in Background I of this instrument, exclusively with regard to:

A).- Decrease the amount agreed upon in Clause 2 of the Original Agreement, titled “Line of Credit” (Apertura de la Línea),

B).- Extend the drawdown date for the line agreed upon in Clause 3 of the Original Agreement, which is titled LINE DRAWDOWN, and

C).- Extend the Term of the Agreement established in Clause 4 of the Original Agreement, which is titled TERM, so that they read as follows:

two.- LINE OF CREDIT. BANAMEX shall grant to the BORROWER a revolving credit for factoring, in which BANAMEX will acquire from the BORROWER Accounts Receivable owed by the Debtors of the BORROWER, by means of the payment of a determined and payable amount that BANAMEX will make to the BORROWER as set forth in Clause titled “Consideration”.

The BORROWER will be able to discount diverse Accounts Receivable, with a combined net value of no more than USD$16’000,000.00 (Sixteen million dollars 00/100, legal tender of the United States of America), on the understanding that the abovementioned amount does not include profit, expenses and fees or any other payable amounts from the Discount or the Accounts Receivable.

THREE.- LINE DRAWDOWN. The BORROWER may make Discounts under the line opened by means of this Agreement within a period that shall not extend beyond March 6, 2015.

This period will be extendable for two additional annual periods, the first period will start on March 7, 2015 and will expire on March 6, 2016 and the second period will start on March, 7, 2016 and will expire on March, 6, 2017, provided that previous to the expiration of each period BANAMEX will carry out a revision of the credit line payments made by the BORROWER which should have a favorable outcome. BANAMEX consent to extend the period of drawdown for the line will be notified to the BORROWER before the expiration of the initial period; otherwise the extension is deemed refused, the line will be considered payable at the expiration date, and the BORROWER shall pay the total payable amounts under this agreement.

BANAMEX agrees that each time a previously-transferred Account Receivable is fully paid, and provided it is not due and payable, the BORROWER may transfer new Accounts Receivable in an amount that, added to those already discounted pursuant to this Agreement and that are pending payment, does not exceed the full amount of the discount line indicated in the "Line” clause.

BANAMEX shall deposit the amounts owed to the BORROWER to any of the following check accounts, pursuant the instructions received from the BORROWER:

a)

Check account number 5976905701 (in dollars), which the BORROWER has at branch number MAIN BRANCH, Banco Banamex USA, ABA: 122 233 645, SWIFT: CALCUS6LXXX, located at: 2029 Century Park E. 42nd Floor, Los Angeles, CA 90067; and

b)

Check account number 0023 4212508 (in dollars), which the BORROWER has at branch number 4729, Banamex, with CLABE number 002542002342125084, located at: Yecapixtla Agua Hedionda road Km 2.5, Yecapixtla, Yecapixtla Morelos, PC 62820.

FOUR.- TERM. This Agreement shall expire on March 6, 2017; however, a party may terminate it in advance at any time by notifying the other party in writing at least 30 (thirty) Business Days in advance of the date on which it wishes that it be terminated. This, notwithstanding the fact that this Agreement shall continue in full force and effect until the full settlement of the transactions carried out before such termination.

TWO. For all relevant legal purposes, the parties agree that the Original Agreement indicated in Background I of this Amendment shall continue in force with respect to all of its unamended parts, with all of the same legal force and effect it had when executed and with the understanding that the amendment subject matter of this Amendment does not constitute any novation.

THREE. JURISDICTION. For all matters related to the interpretation and performance of the obligations of this Amendment, the parties submit themselves to the jurisdiction of the courts of Mexico City or the City of Cuernavaca, Morelos, at the claimant’s discretion, waiving any other jurisdiction applicable to them at the present or in the future.

FOUR. ELECTED DOMICILES. For all judicial and extrajudicial purposes related to this Amendment, THE PARTIES indicate the same domiciles as those indicated in the Original Agreement.

This Fourth Amendment to the Factoring Agreement with Recourse and Delegated Collection is executed in the City of Cuernavaca, Morelos on March 5, 2014.

BANAMEX

Banco Nacional de México, S.A.

Member of Grupo Financiero Banamex

/s/ Alfonso García García Represented by: Alfonso García García	/s/ Claudia Muñoz Aguirre Represented by: Claudia Muñoz Aguirre
Domicile: Motolinia No. 1, Col. Centro, C.P. 62000, Cuernavaca, Morelos

BORROWER	GUARANTOR OF THE DEBTOR'S OBLIGATIONS
Parras Cone de México, S.A. de C.V. /s/ José Manuel González Lagunas Represented by: José Manuel González Lagunas	Parras Cone de México, S.A. de C.V. /s/ José Manuel González Lagunas Represented by: José Manuel González Lagunas
Domicile: Carretera Parras Paila Km. 3.5, Col. Centro, C.P. 27980, Parras, Coahuila

GUARANTOR
Burlington Morelos, S.A. de C.V. /s/ José Manuel González Lagunas Represented by: José Manuel González Lagunas	Manufacturas Parras Cone, S.A. de C.V. /s/ José Manuel González Lagunas Represented by: José Manuel González Lagunas
Domicile: Km. 2.5 Yecapixtla Agua Hedionda S/N, C.P. 62820, Yecapixtla, Morelos	Domicile: Carretera Parras Paila Km. 3.5, Col. Centro, C.P. 27980, Parras, Coahuila

GUARANTOR
Burlington Yecapixtla, S.A. de C.V. /s/ José Manuel González Lagunas Represented by: José Manuel González Lagunas	Servicios Burlmex, S.A. de C.V. /s/ José Manuel González Lagunas Represented by: José Manuel González Lagunas
Domicile: Km. 2.5 Yecapixtla Agua Hedionda S/N, C.P. 62820, Yecapixtla, Morelos	Domicile: Km. 2.5 Yecapixtla Agua Hedionda S/N, C.P. 62820, Yecapixtla, Morelos

GUARANTOR
Cone Denim Yecapixtla, S.A. de C.V. /s/ José Manuel González Lagunas Represented by: José Manuel González Lagunas	Casimires Burlmex, S.A. de C.V. /s/ José Manuel González Lagunas Represented by: José Manuel González Lagunas
Domicile: Km. 2.5 Yecapixtla Agua Hedionda S/N, C.P. 62820, Yecapixtla, Morelos	Domicile: Km. 2.5 Yecapixtla Agua Hedionda S/N, C.P. 62820, Yecapixtla, Morelos

DEPOSITARY	AGENT
Juan Eladio Bañuelos Hernández	Juan Eladio Bañuelos Hernández
On his own behalf	On his own behalf

/s/ José Manuel González Lagunas José Manuel González Lagunas	/s/ José Manuel González Lagunas José Manuel González Lagunas
On his own behalf	On his own behalf

Domicile: Km. 2.5 Yecapixtla Agua Hedionda S/N, C.P. 62820, Yecapixtla, Morelos

I, Mr. HUGO SALGADO CASTAÑEDA, head notary of Notary Public No. 2 of the First Notarial District of the State of Morelos, whose seat is located in this City,

ATTEST:

That before me appeared Messrs. ALFONSO GARCÍA GARCÍA and CLAUDIA MUÑOZ AGUIRRE, as attorneys-in-fact of BANCO NACIONAL DE MÉXICO, SOCIEDAD ANÓNIMA, MEMBER OF GRUPO FINANCIERO BANAMEX, as BANK LENDER, and Messrs. JUAN ELADIO BAÑUELOS HERNÁNDEZ and JOSÉ MANUEL GONZÁLEZ LAGUNAS, as Depositaries of the documents derived from the Accounts Receivable, as well as Agents of BANCO NACIONAL DE MÉXICO, SOCIEDAD ANÓNIMA, MEMBER OF GRUPO FINANCIERO BANAMEX, and the latter of the aforementioned as legal representative of PARRAS CONE DE MÉXICO, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, as BORROWER; BURLINGTON MORELOS, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE; MANUFACTURAS PARRAS CONE, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE; BURLINGTON YECAPIXTLA, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE; SERVICIOS BURLMEX, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE; CONE DENIM YECAPIXTLA, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE; and CASIMIRES BURLMEX, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, as GUARANTOR. This personality was duly evidenced. They stated to me that they ARE RATIFYING all of the contents of this document and ARE ACKNOWLEDGING as theirs the signatures they are providing, respectively, again signing as evidence. Act number 268,951, volume 9,931, page 97, dated today, in which they record their personal information and form of identification, is recorded in the notarial record book under my responsibility. I ATTEST. Cuernavaca, Morelos on the 5th day of March, 2014.

/s/ HUGO SALGADO CASTAÑEDA

MR. HUGO SALGADO CASTAÑEDA